Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Cascade Technologies Corp. (the “Company”) on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Randall Gates, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2011

/s/ Randall Gates
Name:	Randall Gates
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Cascade Technologies Corp.  and will be retained by Cascade Technologies Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

*                 This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.